News Release

FOR IMMEDIATE RELEASE	November 2, 2010

Rowan Reports Third Quarter 2010 Operating Results

HOUSTON, TEXAS – For the three months ended September 30, 2010, Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE: RDC) generated net income of $67.2 million or $0.57 per share, compared to $78.4 million or $0.69 per share in the third quarter of 2009.  Revenues were $437.9 million in the third quarter of 2010, compared to $393.4 million in the third quarter of 2009.  Results for the prior-year period included a $17.0 million or $0.15 per share net tax benefit related to a third-party tax court ruling which provided that certain foreign-source income is not taxable in the United States.

Rowan’s drilling operations generated revenues of $289.9 million in the third quarter of 2010, up by 12% over the prior-year quarter as the impact of offshore fleet additions and higher rig utilization more than offset lower average day rates.  The Company’s gross drilling margin was 51% of revenues in the third quarter of 2010, down from 53% in the prior-year quarter.  Income from drilling operations was $82.9 million in the third quarter of 2010, up by 2% over the prior-year quarter.

Rowan’s manufacturing operations generated external revenues of $148.0 million in the third quarter of 2010, up by 10% over the prior-year quarter.  The Company’s gross manufacturing margin was 15% of revenues in the third quarter of 2010, up from 13% in the prior-year quarter.  Income from manufacturing operations was $5.3 million in the third quarter of 2010, down by 12% from the prior-year quarter.

Matt Ralls, President and Chief Executive Officer, commented, “During the third quarter, we took delivery of our second EXL class jack-up rig, which is now in Trinidad preparing to begin a three-year contract. We added significantly to our contract drilling backlog, obtaining two three-year contracts with Saudi Aramco and additional deep-well commitments from McMoRan in the Gulf of Mexico. We completed the acquisition of Skeie Drilling, adding three of the world’s most capable jack-ups to the Rowan fleet, the first of which – the Rowan Viking – will soon mobilize for a 19-month assignment in the UK at a day rate in the low $200s. And, we raised $1 billion of new financing during the quarter to refinance the assumed Skeie debt, complete our newbuild program, and remain well-positioned for further growth opportunities.

“Our contract drilling operations provided solid results in the third quarter, tracking closely with consensus expectations. Similarly, our manufacturing results were in line with expectations, with the performance again led by the mining products group. LeTourneau expects continuing strong demand for new mining equipment and has recently seen a significant increase in requests for jack-up kit quotations. Our third quarter results also benefitted from continuing progress in lowering our effective income tax rate, which we expect will improve further in 2011 and beyond as we expand our international operations.”

2800 Post Oak Blvd., Suite 5450,  Houston, Texas 77056
Tel: (713) 621-7800  Fax: (713) 960-7509

Rowan will conduct its earnings conference call on Tuesday, November 2, 2010, at 10:00 a.m. Central Daylight Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
Suzanne M. McLeod
Director of Investor Relations
(713) 960-7517
smcleod@rowancompanies.com

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	SEPTEMBER 30,	DECEMBER 31,
	2010	2009

ASSETS

Cash and cash equivalents	$917.8	$639.7
Restricted cash	192.8	-
Accounts receivable	407.0	343.6
Inventories	382.7	451.7
Other current assets	127.6	114.8
Total current assets	2,027.9	1,549.8
Property, plant and equipment - net	4,440.7	3,579.5
Other assets	92.3	81.4
TOTAL	$6,560.9	$5,210.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$536.9	$64.9
Accounts payable	130.9	124.6
Other current liabilities	239.4	378.8
Total current liabilities	907.2	568.3
Long-term debt	1,147.3	787.5
Other liabilities	822.8	744.5
Stockholders' equity	3,683.6	3,110.4
TOTAL	$6,560.9	$5,210.7

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2010	2009	2010	2009

REVENUES	$437.9	$393.4	$1,360.4	$1,370.4

COSTS AND EXPENSES:
Operations	267.0	238.2	765.2	758.6
Depreciation and amortization	47.3	43.7	139.3	126.8
Selling, general and administrative	34.7	24.1	96.6	73.4
Loss (gain) on disposals of property and equipment	0.7	0.3	0.6	(4.3)
Material charge for manufacturing inventories	-	-	42.0	-
Total	349.7	306.3	1,043.7	954.5
INCOME FROM OPERATIONS	88.2	87.1	316.7	415.9
Net interest and other income	(5.0)	(0.7)	(15.4)	3.1
INCOME BEFORE INCOME TAXES	83.2	86.4	301.3	419.0
Provision for income taxes	16.0	8.0	78.6	112.3
NET INCOME	$67.2	$78.4	$222.7	$306.7

NET INCOME PER DILUTED SHARE	$0.57	$0.69	$1.92	$2.70

AVERAGE DILUTED SHARES	118.4	113.9	116.0	113.6

NOTE:  See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED  STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	NINE MONTHS
	ENDED SEPTEMBER 30
	2010	2009
CASH PROVIDED BY (USED IN):
Operations:
Net income	$222.7	$306.7
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	139.3	126.8
Deferred income taxes	12.2	70.6
Gain on disposals of assets	0.6	(4.3)
Other - net	30.3	4.5
Net changes in current assets and liabilities	(115.7)	(62.1)
Net changes in other noncurrent assets and liabilities	(10.3)	(33.2)
Net cash provided by operations	279.1	409.0

Investing activities:
Property, plant and equipment additions	(316.6)	(393.2)
Proceeds from disposals of property, plant and equipment	3.0	5.7
Net cash acquired from SKDP	8.5	-
Net cash used in investing activities	(305.1)	(387.5)

Financing activities:
Proceeds from borrowings	395.5	491.7
Repayments of borrowings	(96.1)	(51.2)
Proceeds from equity compensation plans and other	4.7	(3.3)
Net cash provided by financing activities	304.1	437.2

INCREASE IN CASH AND CASH EQUIVALENTS	278.1	458.7
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	639.7	222.4
CASH AND CASH EQUIVALENTS, END OF PERIOD	$917.8	$681.1

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	September 30, 2010				June 30, 2010				September 30, 2009
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$289.9		$289.9	100	$328.3		$328.3	100	$258.4	100
Operating costs (excluding items shown below)	(142.6)	$0.9	(141.7)	(49)	(139.7)	$0.7	(139.0)	(42)	(121.3)	(47)
Depreciation and amortization expense	(44.6)	1.6	(43.0)	(15)	(43.3)	1.4	(41.9)	(13)	(39.8)	(15)
Selling, general and administrative expenses (c)	(21.6)		(21.6)	(7)	(23.4)		(23.4)	(7)	(16.3)	(6)
Gain (loss) on sale of property and equipment	(0.7)		(0.7)	(0)	-		-	-	0.1	0
Income from operations	$80.4	$2.5	$82.9	29	$121.9	$2.1	$124.0	38	$81.1	31
EBITDA (d)	$125.7	$0.9	$126.6	44	$165.2	$0.7	$165.9	51	$120.8	47

OFFSHORE RIG DAYS:
Operating			1,580				1,589		1,197
Available			2,208				2,128		2,024
Utilization			72%				75%		59%

LAND RIG DAYS:
Operating			2,322				2,265		1,652
Available			2,760				2,912		2,944
Utilization			84%				78%		56%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$126.2				$137.2		$137.9
Middle East rigs			131.2				142.7		161.4
North Sea rigs			194.9				269.3		209.2
All offshore rigs			147.3				174.5		182.5
Land rigs			21.0				19.8		22.5

(a)	Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation and any loss on sale, less any gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	September 30, 2010					June 30, 2010					September 30, 2009
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$197.4	100	$(49.4)	$148.0	100	$214.2	100	$(52.4)	$161.8	100	$135.0	100
Operating costs (excluding items shown below)	(160.5)	(81)	35.2	(125.3)	(85)	(175.3)	(82)	37.2	(138.1)	(85)	(116.9)	(87)
Depreciation and amortization expense	(4.3)	(2)		(4.3)	(3)	(4.6)	(2)		(4.6)	(3)	(3.9)	(3)
Selling, general and administrative expenses (c)	(13.1)	(7)		(13.1)	(9)	(12.7)	(6)		(12.7)	(8)	(7.8)	(6)
Loss on sale of property and equipment	-	-		-	-	-	-		-	-	(0.4)	(0)
Income from operations	$19.5	10	$(14.2)	$5.3	4	$21.6	10	$(15.2)	$6.4	4	$6.0	4
EBITDA (d)	$23.8	12	$(14.2)	$9.6	6	$26.2	12	$(15.2)	$11.0	7	$10.3	8

REVENUES:
Drilling Products and Systems	$127.4	65	$(49.4)	$78.0	53	$124.1	58	$(52.4)	$71.7	44	$93.4	69
Mining, Forestry and Steel Products	70.0	35	-	70.0	47	90.1	42	-	90.1	56	41.6	31
Total	$197.4	100	$(49.4)	$148.0	100	$214.2	100	$(52.4)	$161.8	100	$135.0	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$332.8		$(132.7)	$200.1		$434.4		$(175.8)	$258.6		$404.5
Mining, Forestry and Steel Products	66.8		-	66.8		78.1		-	78.1		35.3
Total	$399.6		$(132.7)	$266.9		$512.5		$(175.8)	$336.7		$439.8

(a)	Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation and any loss on sale, less any gain on sale.